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


                                  NSAR ITEM 77O

                       VK New York Quality Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM    AMOUNT OF SHARES    % OF UNDERWRITING     DATE OF PURCHASE
                                                                           PURCHASED


         1           Dormitory Authority New York      Bear Stearns         1,750,000             0.569%           02/25/99
         2               NY Transit Authority          Paine Webber         3,000,000               0.91           06/28/99


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